                                                                   EXHIBIT 10.10

                          AMENDED AND RESTATED RIGHT OF
                       FIRST REFUSAL AND CO-SALE AGREEMENT


         This Agreement is made as of February 14, 1997, by and among Internet Security Systems, Inc., a Georgia corporation (the "COMPANY"), the holders of shares of the Company's Series A Preferred Stock (the "SERIES A HOLDERS"), the holders of shares of the Company's Series B Preferred Stock (the "SERIES B HOLDERS") and those shareholders of the Company listed on Exhibit A hereto (the "SHAREHOLDERS" and each individually a "SHAREHOLDER"). The Series A Holders and Series B Holders are referred to collectively herein as the "PREFERRED HOLDERS."

                                    RECITALS

         A. The Series A Holders possess co-sale and first refusal rights pursuant to a Right of First Refusal and Co-Sale Agreement dated as of February 2, 1996, as amended, between the Company, the Series A Holders and certain of the Shareholders (the "ORIGINAL AGREEMENT").

         B. The Series A Holders and the Shareholders desire to amend and restate the Original Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Original Agreement.

         C. The Shareholders currently own capital stock and/or stock options issued by the Company.

         D. The Series B Holders intend to purchase from the Company shares of its Series B Preferred Stock, pursuant to the Series B Preferred Stock Purchase Agreement between the Company and the Series B Holders dated of even date herewith (the "SERIES B PURCHASE AGREEMENT").

         E. To induce the Series B Holders to enter into this Agreement and the Series B Purchase Agreement, each Shareholder has agreed to grant the Holders (as defined below) and the Company certain rights of first refusal with respect to equity securities owned by each Shareholder and any other equity securities of the Company hereafter owned or acquired by each Shareholder.

         F. To induce the Series B Holders to enter this Agreement and the Series B Purchase Agreement, each Shareholder has agreed to grant to the Series B Holders certain rights of co-sale with respect to equity securities owned by each Shareholder and any other equity securities of the Company hereafter owned or acquired by each Shareholder (the "STOCK").

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby amend and restate the Original Agreement in its entirety and agree as follows:

         1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:



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                  (a)      "HOLDER" means the Preferred Holders and the
Shareholders.

                  (b) "IPO" means the closing of an underwritten public offering of the Company's securities registered under the Securities Act of 1933, as amended.

                  (c) "SELLER" means any Shareholder proposing to transfer Common Stock.

                  (d) "PREFERRED HOLDER'S SHARE" means, as to the Right of Co-Sale, the percentage determined by dividing (A) the number of shares of Stock held by the Preferred Holder by (B) the number of shares of Stock held by the Seller and all Preferred Holders participating in the Right of Co-Sale.

                  (e) "OFFERED STOCK" means all Stock proposed to be Transferred by the Seller.

                  (f) "RIGHT OF CO-SALE" means the right of co-sale, to which the Stock held by Christopher Klaus and Thomas Noonan is subject, provided to the Preferred Holders in Section 4 of this Agreement.

                  (g) "RIGHT OF FIRST REFUSAL" means the right of first refusal over Common Stock provided to the Preferred Holders in Section 3 of this Agreement.

                  (h) "TRANSFER" means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

                           (i)   any bona fide pledge if the pledgee executes a
counterpart copy of this Agreement and becomes bound thereby as a Shareholder;

                           (ii)  any transfers of Stock by a Seller to the
Seller's spouse, lineal descendant or antecedent, father, mother, brother or sister of the Seller, the adopted child or adopted grandchild of the Seller, or the spouse of any child, adopted child, grandchild or adopted grandchild of the Seller, or to a trust or trusts for the exclusive benefit of the Seller of the Seller's family members as described in this Section, or transfers of Stock by the Seller by devise or descent or transfers of Stock to a general or limited partner of the Seller; provided that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as a Shareholder; or

                           (iii) a bona fide pledge if the pledgee is a
Preferred Holder.

         2. Notice of Proposed Transfer. Before any Seller may effect any Transfer of Stock, the Seller must give at the same time to the Company and to the Preferred Holders a written notice signed by the Seller (the "SELLER'S NOTICE") stating (a) the Seller's bona fide intention to Transfer



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such Offered Stock and the name and address of the proposed Transferee; (b) the number of shares of the Offered Stock; and (c) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Seller proposes to Transfer such Offered Stock (the "OFFERED PRICE"). Upon the request of the Company or any of the Preferred Holders, the Seller will promptly furnish information, to the Company and to the Preferred Holders, as may be reasonably requested to establish that the offer and proposed transferee (the "TRANSFEREE") are bona fide.

         3.       Holders' Right of First Refusal.

                  (a)      The Right.

                           (i)   Company's Initial Right. The Company has the
right of first refusal to purchase all or any part of the Offered Stock, if the Company gives written notice of the exercise of such right to the Seller within thirty (30) days (the "COMPANY'S REFUSAL PERIOD") after the date of the Seller's Notice to the Company. If the Company desires to purchase less than all of the Offered Stock, within ten (10) days after expiration of the Company's Refusal Period, the Company will give written notice to each Holder specifying the number of shares of Offered Stock that were not subscribed by the Company exercising its Rights of First Refusal (the "COMPANY'S NOTICE").

                           (ii)  Holders' Right. If the Company desires to
purchase less than all of the Offered Stock, the Holders and their assignees have the right of first refusal to purchase all or any part of the remaining Offered Stock; provided, that each Holder gives written notice of the exercise of such right to the Seller within thirty (30) days (the "HOLDERS' REFUSAL PERIOD") after the date of the Company's Notice to the Holders. To the extent the aggregate number of shares the Holders desire to purchase exceeds the Offered Stock available, each Holder will be entitled to purchase a fraction of the Offered Stock, the numerator of which is the number of shares of Stock held by such Holder and the denominator of which is the number of Shares of Stock held by all Holders exercising their Right of First Refusal. Within ten (10) days after expiration of the Holders' Refusal Period, the Seller will give written notice to the Company and each Holder specifying the number of shares of Offered Stock that was subscribed by the Holders exercising their Rights of First Refusal (the "CONFIRMATION NOTICE").

                  (b) Purchase Price. The purchase price for the Offered Stock to be purchased by the Company or by a Holder exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3(c) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, each Holder and the Seller, absent fraud or error.

                  (c) Payment. Payment of the purchase price for the Offered Stock purchased by the Company or by a Holder exercising its Right of First Refusal will be made within thirty (30) days after the later of (i) the end of the Company's Refusal Period, or (ii) the delivery of the Company's Notice and the end of the Holders' Refusal Period. Payment of the purchase price will be made, at the option of the Company or the exercising Holder, (i) in cash (by check), (ii) by



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cancellation of all or a portion of any outstanding indebtedness of the Seller to the Company or the Holder, as the case may be, or (iii) by any combination of the foregoing.

                  (d) Rights as a Shareholder. If the Company or any Holder exercises its Right of First Refusal to Purchase the Offered Stock, then, upon the date the notice of such exercise is given by the Company or any Holder, the Seller will have no further rights as a holder of the Offered Stock except the right to receive payment for the Offered Stock from the Company or the Holder, as the case may be, in accordance with the terms of this Agreement, and the Seller will forthwith cause all certificate(s) evidencing such Offered Stock to be surrendered for transfer to the Company or the Holder, as the case may be.

                  (e) Seller's Right To Transfer. If the Company and each Holder have not elected to purchase the Offered Stock, then, subject to the Preferred Holders' Right of Co-Sale as defined in Section 4 hereof, the Seller may transfer that portion of the Offered Stock permitted to be sold, to any person named as a purchaser or other Transferee in the Seller's Notice, at the Offered Price or at a higher price, provided that such Transfer (i) is consummated within thirty (30) days after the end of the Holders' Refusal Period, (ii) is on terms no more favorable than the terms proposed in the Seller's Notice and (iii) is in accordance with all the terms of this Agreement. If the Offered Stock is not so Transferred during such thirty (30) day period, then the Seller may not Transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.

         4.       Preferred Holders' Right of Co-Sale.

                  (a) Right of Co-Sale. If the Company and the Holders have waived or failed to timely exercise their Rights of First Refusal under paragraph 3 with respect to any portion of the Offered Stock, and if the Seller is either Thomas Noonan ("NOONAN") or Christopher Klaus ("KLAUS") and Noonan or Klaus offers a number of shares of Stock exceeding ten percent (10%) of their respective total holdings of Stock, then, subject to the Preferred Holders' Right of Co-Sale, Noonan or Klaus may Transfer to the Transferee such Offered Stock, as is specified in the Seller's Notice, by giving written notice to each Preferred Holder within fifteen (15) days after the date of the expiration of the Preferred Holders' Refusal Period (the "RIGHT OF CO-SALE NOTICE"), specifying the date of the Transfer of the Offered Stock to such transferee which shall not occur within fifteen (15) days of the Right of Co-Sale Notice (the "CLOSING"), and the number of shares and type of Stock that Noonan or Klaus desire to Transfer to the Transferee. If Noonan or Klaus desire to transfer to the Transferee such Offered Stock, the Preferred Holders shall have the right to require, as a condition to such sale or transfer, that Noonan or Klaus sell to the Transferee, at the same price per share and on the same terms and conditions as involved in such sale or disposition by Noonan or Klaus, a number of shares of the Preferred Holder's shares equal to a percentage of the Offered Stock (regardless of whether the Offered Stock consists of preferred or common issued upon conversion of the preferred) equivalent to the Preferred Holder's Share. This Right of Co-Sale shall not apply with respect to Offered Stock sold or to be sold to Preferred Holders under the Right of First Refusal.




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



                  (b) Consummation of Co-Sale. A Preferred Holder may exercise the Right of Co-Sale by delivering to Noonan or Klaus at or before the Closing, one or more certificates, properly endorsed for Transfer, representing a number of shares not to exceed such Preferred Holder's Share, representing such Stock to be Transferred by Noonan or Klaus on behalf of the Preferred Holder. If the Preferred Holder does not hold a certificate in that series, class or type of stock representing the number of securities to be sold by such Preferred Holder pursuant to this Section 4, then the Company shall promptly issue a certificate representing the proper number of shares to be sold pursuant to this Right of Co-Sale. Following the Closing, the Company shall deliver a certificate for the remaining balance of the securities held by the Preferred Holder, if any, to such Preferred Holder. At the Closing, such certificates or other instruments will be Transferred and delivered to the Transferee as set forth in the Right of Co-Sale Notice in consummation of the transfer of the Offered Stock pursuant to the terms and conditions specified in the Right of Co-Sale Notice, and the Seller will remit, or will cause to be remitted, to each participating Preferred Holder, within ten (10) days after such Closing, that portion of the proceeds of the Transfer to which each participating Preferred Holder is entitled by reason of each Preferred Holder's participation in such Transfer pursuant to the Right of Co-Sale.

         5. Multiple Series, Class or Type of Stock. If the Offered Stock consists of more than one series, class or type of Stock, the Seller has the right to Transfer hereunder each such series, class or type; provided, however, that if, as to the Right of Co-Sale, a Preferred Holder does not hold any of such series, class or type, and the proposed transferee is not willing, at the Closing, to purchase some other series, class or type of Stock from such Preferred Holder, or is unwilling to purchase any Stock from such Preferred Holder at the Closing, then the Seller may complete the sale of the Offered Stock to the proposed Transferee and such Preferred Holder will have the put right (the "PUT RIGHT") set forth in Section 6(b) hereof.

         6.       Refusal to Transfer: Put Right.

                  (a) Refusal to Transfer. Any attempt by any Shareholder to transfer any Stock in violation of any provision of this Agreement will be void. The Company will not be required (i) to transfer on its books any Stock that has been sold, gifted or otherwise transferred in violation of this Agreement, or (ii) to treat as owner of such Stock, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Stock may have been so transferred.

                  (b) Put Right. If Noonan or Klaus transfers any Stock in contravention of the Preferred Holders' Right of Co-Sale under this Agreement (a "PROHIBITED TRANSFER"), or if the proposed transferee of Offered Stock desires to purchase a class, series or type of stock offered by Noonan or Klaus not held by a Preferred Holder or is unwilling to purchase any Stock from a Preferred Holder and Noonan or Klaus, as the case may be, completes a transfer to such proposed Transferee, such Preferred Holder may, by delivery of written notice to Noonan or Klaus (a "PUT NOTICE") within ten (10) days after (i) the Closing as defined in subsection 4(a) above, or (ii) the date on which such Preferred Holder becomes aware of the Prohibited Transfer or the terms thereof, require Noonan or Klaus to purchase from such Preferred Holder, for cash or such other



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consideration as the Shareholder received in the Prohibited Transfer or at the
Closing, a number of shares of Stock (of the same class or type as transferred in the Prohibited Transfer or at the Closing if such Preferred Holder then owns Stock of such class or type; otherwise of Series A Preferred Stock, Series B Preferred Stock or Common Stock) having a purchase price equal to the aggregate purchase price Noonan or Klaus would have received in the closing of such Prohibited Transfer if such Preferred Holder had elected to exercise its right of Co-Sale with respect thereto or in the Closing if the proposed transferee had been willing to purchase the Stock of the Preferred Holder. The closing of such sale to Noonan or Klaus will occur within ten (10) days after the date of such Preferred Holder's Put Notice to Noonan or Klaus.

         7.       Restrictive Legend and Stop-Transfer Orders.

                  (a) Legend. Each Shareholder understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Stock by the Shareholder:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT DATED FEBRUARY 14, 1997, ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

                  (b) Stop Transfer Instructions. Each Shareholder agrees, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

                  (c) Transfers. No securities shall be transferred by a Shareholder unless (i) such transfer is made in compliance with the all of the terms of this Agreement and in compliance with the terms of applicable federal and state securities laws and (ii) prior to such transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement. The Company shall not be required (a) to transfer on its books any shares that shall have been sold or transferred in violation of any of the provisions of this Agreement or (b) to treat as the owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

         8.       Termination and Waiver.

                  (a) Termination. The Right of First Refusal and Right of Co-Sale will terminate upon the earliest to occur of (i) the IPO, (ii) the date on which this Agreement is terminated by a writing executed by holders of 66 2/3% of the shares then held by the Preferred Holders, (iii) the



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dissolution of the Company, (iv) the effective date of a consolidation or merger with or into another corporation as a result of which the shareholders of the Company immediately prior to such consolidation or merger will own less than fifty percent (50%) of the outstanding stock of the surviving corporation, or
(v) as to any Holder when such Holder ceases to own, in the aggregate, at least one-half of the shares of Common Stock or Preferred Stock (or Common Stock issuable upon conversion of the Preferred Stock) owned by such Holder as of the date of execution of this Agreement. The Company's Right of First Refusal will terminate upon the earliest to occur of (a) a written election of the Company pursuant to an action by the Board of Directors or (b) the occurrence of any of
(i), (iii) or (iv) in the preceding sentence.

                  (b) Waiver. Any waiver by a party of its rights hereunder will be effective only if evidenced by a written instrument executed by such party or its authorized representative.

         9.       Miscellaneous Provisions.

                  (a) Notice. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and or (ii) the date of delivery by facsimile, or (iii) the business day after deposit with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries or (iii) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices to the Company will be marked to the attention of the President.

                  (b) Binding on Successors and Assigns: Inclusion Within Certain Definitions. This Agreement, and the rights and obligations of the parties hereunder, will inure to the benefit of, and be binding upon, their respective successors, assigns, heirs, executors, administrators and legal representatives. Any permitted transferee of a Shareholder who is required to become a party hereto will be considered a "Shareholder" for purposes of this Agreement and any permitted transferee of Stock held by the Seller will be considered a "Seller" for purposes of this Agreement.

                  (c) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had (to the extent not enforceable) never been contained herein.

                  (d) Amendment. This Agreement may be amended only by a written instrument executed by the Company, a majority in interest of the Shareholders, and the Preferred Holders.



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




                  (e) Continuity of Other Restrictions. Any Stock not purchased by the Company or any Preferred Holder under their Right of First Refusal hereunder will continue to be subject to all other restrictions imposed upon such Stock by law, including any restrictions imposed under the Company's Articles of Incorporation or By-laws, or by agreement.

                  (f) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to conflict of law rules.

                  (g) Obligation of Company: Binding Nature of Exercise. The Company agrees to use its best efforts to enforce the terms of this Agreement, to inform the Preferred Holders of any breach hereof (to the extent the Company has knowledge thereof) and to assist the Preferred Holders in the exercise of its rights and the performance of its obligations hereunder. Any exercise of the Right of First Refusal or Right of Co-Sale will be binding upon the party so exercising, and may not be withdrawn without the written consent of the Company or the Shareholder as to whom it is given, as the case may be, except that such exercise may be withdrawn unilaterally by the exercising party if there is any legal prohibition as to a party's consummation of its purchase or sale hereunder.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all such counterparts together will constitute one and the same instrument.

                  (i) Further Assurances. Each party hereby agrees to execute and deliver all such further instruments and documents and take all such other actions as the other party may reasonably request in order to carry out the intent and purposes of this Agreement.

                  (j) Conflict. In the event of any conflict between the terms of this Agreement and the Company's Articles of Incorporation, or its By-laws, the terms of the Company's Articles of Incorporation, or its By-laws, as the case may be, will control. In the event of any conflict between the terms of this Agreement and any other agreement to which a Shareholder is a party or by which such Shareholder is bound, the terms of this Agreement will control. In the event of any conflict between the Company's books and records and this Agreement or any notice delivered hereunder, the Company's books and records will control absent fraud or error.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the day and year first above written.


                                    COMPANY:

                                    INTERNET SECURITY SYSTEMS, INC.

                                    By:
                                       ----------------------------------------


                                    SHAREHOLDERS:


                                    -------------------------------------------
                                    Christopher Klaus


                                    -------------------------------------------
                                    Thomas Noonan


                                    -------------------------------------------
                                    Kevin O'Connor







               ***RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT***

                                    PREFERRED HOLDERS:


                                    AT & T VENTURE FUND II, L.P.


                                    By:
                                        ----------------------------------------
                                        Name:  Richard S. Bodman
                                        Title: General Partner


                                    GREYLOCK EQUITY LIMITED PARTNERSHIP

                                    By Greylock Equity GP Limited Partnership
                                    Its General Partner


                                    By:
                                        ----------------------------------------


                                    --------------------------------------------
                                    John P. Imlay, Jr.


                                    KLEINER PERKINS CAUFIELD & BYERS VIII

                                    By:  KPCB VIII Associates


                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    KPCB INFORMATION SCIENCES
                                    ZAIBATSU FUND II

                                    By:  KPCB VII Associates


                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


               ***RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT***

                                    KPCB JAVA FUND

                                    By:  KPCB VIII Associates


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    SIGMA ASSOCIATES, III, L.P.

                                    By:  Sigma Management III, L.P.


                                    By:
                                        ----------------------------------------
                                        General Partner


                                    SIGMA INVESTORS III, L.P.

                                    By:  Sigma Management III, L.P.


                                    By:
                                        ----------------------------------------
                                        General Partner


                                    SIGMA PARTNERS III, L.P.

                                    By:  Sigma Management III, L.P.


                                    By:
                                        ----------------------------------------
                                        General Partner


                                    VENTURE FUND I, L.P.


                                    By:
                                        ----------------------------------------
                                        Name:  Richard S. Bodman
                                        Title: General Partner


               ***RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT***